UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) November 19, 2013

BUTLER NATIONAL CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Kansas
 (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The Board of Directors of Butler National Corporation appointed Craig D. Stewart as the corporate Chief Financial Officer on November 19, 2013.  Craig Stewart replaced Angela Shinabargar.  Ms. Shinabargar is no longer with the company.

Craig Stewart is 40, and has been the Executive Vice President and President of Aerospace.  Prior to joining Butler National, Mr. Stewart worked for Accenture, a global management consulting, technology services and outsourcing company, from 1997 to 2003.  Mr. Stewart joined the Company in January 2004 and became Vice President of the Company in 2013.  Craig Stewart is the son of Clark D. Stewart, the President and CEO of the corporation.

Item 8.01	Other Events

The corporation also sadly announces the passing of Jim Drewitz of Creative Options, the investor relations representative for the company.  David Drewitz of Creative Options will take the place of Mr. Jim Drewitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
November 22, 2013 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
November 22, 2013 Date	/S/ Craig D. Stewart Craig D. Stewart (Chief Financial Officer)